Exhibit 99.4
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of TD Ameritrade Holding Corporation, a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Rule 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.
Date: March 8, 2006

/s/ J. Joe Ricketts
J. Joe Ricketts, individually

/s/ Marlene M. Ricketts
Marlene M. Ricketts, individually

J. JOE RICKETTS 1996 DYNASTY TRUST

By:	/s/ Laura M. Ricketts
Laura M. Ricketts, trustee

MARLENE M. RICKETTS 1994 DYNASTY TRUST

By:	/s/ Laura M. Ricketts
Laura M. Ricketts, trustee

RICKETTS GRANDCHILDREN’S TRUST

By:	/s/ Donna H. Romer
Bessemer Trust Company, N.A., trustee
	Name:	Donna H. Romer
	Title:	Managing Director

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